CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this  Annual
Report (Form 10-K) of TCBY Enterprises, Inc. of our report dated January 9, 1997, included in the 1996 Annual Report to
Stockholders of TCBY Enterprises, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-37484) pertaining to the 1989 Stock Option Plan of TCBY Enterprises, Inc. of our report dated January 9, 1997, with respect to the consolidated financial statements incorporated herein by reference in this Annual Report (Form 10-K) of TCBY Enterprises, Inc. for the year ended November 30, 1996.


                              /s/ Ernst & Young LLP
                                  _____________________
                                  Ernst & Young LLP


Little Rock, Arkansas
February 20, 1997